Exhibit 99.1

Contact:

Christopher Keenan
Peregrine Pharmaceuticals, Inc.
(800) 987-8256
info@peregrineinc.com

Peregrine Pharmaceuticals Reports Third Quarter Fiscal Year 2015
Financial Results and Recent Developments

- SUNRISE Phase III Lung Cancer Trial On Track to Complete Enrollment by Calendar Year-End -

- Encouraging and Consistent Data from Immuno-Oncology Development Program Continue to Support Bavituximab’s Immunostimulatory Mechanism -

- Avid Bioservices Increases Revenue Guidance to Between $23 and $25 Million for Full Fiscal Year 2015 Based on Strong Demand for Services –

TUSTIN, CA – March 12, 2015 -- Peregrine Pharmaceuticals, Inc. (NASDAQ: PPHM) (NASDAQ: PPHMP), a biopharmaceutical company focused on advancing bavituximab, a novel immuno-oncology agent in Phase III development, today announced financial results for the third quarter of fiscal year (FY) 2015 ended January 31, 2015. The company also provided an update on its advancing clinical pipeline and reviewed other corporate developments.

“This is an exciting time for the company on many fronts. Our lead clinical program, bavituximab is in a unique position as a Phase III immuno-oncology agent that has shown great potential in combination with both current standard cancer treatments, such as chemotherapy, as well as emerging immuno-oncology agents such as those targeting PD-1 and PD-L1. We have continued to advance the bavituximab Phase III SUNRISE trial and are on track to complete enrollment in the study by year-end,” said Steven W. King, president and chief executive officer of Peregrine. “Aside from completing enrollment in the SUNRISE trial, our clinical focus is to enter into new clinical collaborations to further explore the combination potential of bavituximab with anti-PD-1 and PD-L1 in multiple tumor indications and we expect these activities to be quite visible over the coming months as the planning that is underway now, comes to fruition. These efforts, on top of completing the Avid capacity expansion and continued revenue growth, point to many important milestones throughout remainder of 2015.”

The company's mission is to develop a brand new class of immunotherapies focused on the clinical advancement of our lead drug candidate bavituximab which targets the immunosuppressive PS signaling pathway. Bavituximab has the potential to be an effective part of treatment regimens in many different tumor types and has recently shown promise in combination with other immuno-oncology compounds in multiple preclinical models of cancer. Over the past quarter, the company has made important progress in bringing this novel immunotherapy closer to the market led by the SUNRISE Phase III clinical trial.

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The company continues to enroll patients in the SUNRISE (Stimulating ImmUne RespoNse thRough BavItuximab in a PhaSE III Lung Cancer Study) trial. SUNRISE is a Phase III, randomized, double-blind, placebo-controlled clinical trial designed to evaluate the safety, tolerability and efficacy of bavituximab as a second-line treatment in patients with non-squamous, non-small cell lung cancer (NSCLC). The trial is evaluating bavituximab plus the standard chemotherapy docetaxel versus docetaxel plus placebo in approximately 600 patients at clinical sites worldwide. Patients with Stage IIIb/IV non-squamous NSCLC who have progressed after standard front-line treatment are eligible for enrollment. The primary endpoint of the trial is overall survival. The company anticipates completing patient enrollment in the SUNRISE trial by the end of calendar year 2015. For additional information about the SUNRISE trial, please visit www.sunrisetrial.com or ClinicalTrials.gov using the Identifier NCT01999673.

The company's commitment to exploring the full clinical potential of bavituximab in combination with chemotherapies or other immuno-oncology agents is being executed through a series of Investigator-Sponsored Trials (IST) in multiple solid tumor indications. The following represents anticipated upcoming data from ongoing or completed clinical studies as well as the status of trials that can yield data in the future:

Final data from a Phase I IST that evaluated bavituximab in combination with paclitaxel in patients with HER2-negative metastatic breast cancer has been accepted for publication in the peer-reviewed journal Cancer Medicine and will be published online in the coming weeks. The company is currently evaluating opportunities to advance the clinical development of bavituximab in breast cancer.

Data from a Phase II IST that evaluated bavituximab in combination with sorafenib in patients with advanced hepatocellular carcinoma (HCC), or liver cancer, presented at the 2015 Gastrointestinal Cancers Symposium Data show that the combination of bavituximab and sorafenib is associated with an improved time to progression (TTP) of 6.7 months, a disease specific survival (DSS) of 8.7 months, a disease control rate (DCR) of 58% (22 out of 38 patients) and a 4-month progression-free survival (PFS) of 62%. Two patients (5%) achieved a partial response according to Response Evaluation Criteria In Solid Tumors (RECIST). The secondary endpoint of median overall survival (OS) was 6.2 months. The combination of bavituximab and sorafenib was well-tolerated in patients with advanced HCC with no indications of autoimmune adverse events that have been seen with other checkpoint immunotherapies. During the quarter, translational data from six patients from this trial were presented at the Society for Immunotherapy of Cancer's (SITC) 29th Annual Meeting and Associated Programs. These data, to assess and measure changes in immune response pre- and post-treatment, show the ability of bavituximab to positively regulate an increase in tumor fighting immune cells (particularly CD8 T cells) following one cycle of treatment, thus further confirming in patients what has been shown for PS-targeting antibodies in multiple preclinical cancer models. This trial is also the subject of an oral presentation at the Society of Surgical Oncology's (SSO) 68th Annual Cancer Symposium to be held March 25-28, 2015 in Houston, Texas.

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A Phase I IST evaluating bavituximab in combination with capecitabine and radiation therapy in up to 18 patients with Stage II or III rectal adenocarcinoma is open for patient enrollment.

A Phase Ib IST evaluating bavituximab in combination with Bristol-Myers Squibb's ipilimumab (Yervoy®) in up to 24 patients with advanced melanoma is open for patient enrollment.

As part of the company's mission to discover the full potential of its immunotherapy bavituximab in clinical disease applications, the company is advancing studies through its Immuno-Oncology Development Program. This program is designed to explore the potential of combining bavituximab with other immunotherapies, experimental immuno-oncology drugs including checkpoint inhibitors, as well as vaccines.

During the quarter, data presented at the 2014 San Antonio Breast Cancer Symposium (SABCS) show that the monotherapy preclinical equivalent to bavituximab demonstrated statistically significant tumor growth inhibition in breast tumor models when compared to a control antibody. Data further show that this monotherapy yielded statistically significant increases in the percentage of tumor fighting T-lymphocytes and decreases in tumor inflammatory myeloid-derived suppressor cells (MDSC), all key indicators of immune activation.

Data presented recently at the Keystone Tumor Immunology meeting show that the PS-targeting antibody equivalent to bavituximab combined with an anti-PD-1 antibody displayed statistically significant improvement in tumor fighting immune cells, activation signals and cytokines in a model of melanoma compared to anti-PD-1 alone. Moreover, cells that suppress the immune system from recognizing tumors, such as MDSCs, were reduced by more than 40% in the combination with the PS-targeting antibody versus anti-PD-1 alone.

Peregrine announced today the acceptance of three posters at the American Association for Cancer Research’s (AACR) Annual Meeting to be held April 18-22, 2015 in Philadelphia, Pennsylvania. These posters include preclinical data from the company’s Immuno-Oncology Development Program of PS-targeting agents in combination with immune checkpoint inhibitors in breast cancer and melanoma, as well as translational research conducted with tumor tissue from lung cancer patients.

The company is also exploring other applications for the PS-targeting platform outside of cancer therapy. These activities include:

PS-TARGETING MOLECULAR IMAGING PROGRAM

The company is exploring the potential of its experimental PS-targeting molecular imaging candidate, 124I-PGN650, in patients with various solid tumor types. This is an open-label, single-center trial with a primary goal of estimating radiation dosimetry in critical and non-critical organs and secondary objectives of tumor imaging and safety.

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AVID BIOSERVICES

Avid Bioservices, Inc. is the contract manufacturing subsidiary of Peregrine. Avid provides high quality clinical and commercial manufacturing services under cGMP for the biotechnology and biopharmaceutical industries. As announced in December, Avid is in the process of expanding its manufacturing capacity with a new state-of-the-art facility. Activities supporting this expansion continue and the company remains on track to commence manufacturing in the new facility during mid-2015.

"Our Avid business had another strong quarter further supporting our decision announced in December to expand our manufacturing capacity to meet the growing needs of our manufacturing business as well as the anticipated commercial launch of bavituximab," said Paul Lytle, chief financial officer of Peregrine. "Our current backlog for manufacturing services has increased to $29 million and we are increasing our revenue guidance from between $19 to $23 million to between $23 and $25 million for the full fiscal year 2015."

FINANCIAL RESULTS

Contract manufacturing revenue from Avid's clinical and commercial biomanufacturing services provided to its third-party customers for the third quarter FY 2015 were $5,677,000, compared to $3,885,000 for the same quarter of the prior fiscal year. In addition to providing biomanufacturing services to its third-party customers, Avid will continue to support the potential commercialization of bavituximab.

Total costs and expenses in the third quarter of FY 2015 were $18,699,000, compared to $13,628,000 in the third quarter of FY 2014. This increase was primarily attributable to the current quarter increases in research and development expenses associated with the SUNRISE Phase III trial and cost of contract manufacturing associated with higher contract manufacturing revenue, which were offset by the current quarter decrease in selling, general and administrative expenses. For the third quarter FY 2015, research and development expenses were $11,261,000, compared to $6,649,000 for the third quarter of FY 2014. For the third quarter of FY 2015, cost of contract manufacturing was $3,113,000, compared to $2,416,000 for the third quarter of FY 2014. For the third quarter of FY 2015, selling, general and administrative expenses were $4,325,000 compared to $4,563,000 for the third quarter of FY 2014.

Peregrine's consolidated net loss attributable to common stockholders was $14,027,000, or $0.08 per share, for the third quarter of FY 2015, compared to a net loss attributable to common stockholders of $9,724,000, or $0.06 per share, for the same quarter of the prior year.

Peregrine reported $55,238,000 in cash and cash equivalents as of January 31, 2015 compared to $77,490,000 at fiscal year ended April 30, 2014.

More detailed financial information and analysis may be found in Peregrine's Quarterly Report on Form 10-Q, which will be filed with the Securities and Exchange Commission today.

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Conference Call

Peregrine will host a conference call and webcast this afternoon, March 12, 2015, at 4:30 PM EDT (1:30 PM PDT).

To listen to the conference call, please dial (877) 312-5443 or (253) 237-1126 and request the Peregrine Pharmaceuticals conference call.

To listen to the live webcast, or access the archived webcast, please visit: http://ir.peregrineinc.com/events.cfm.

About Peregrine Pharmaceuticals, Inc.

Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company with a pipeline of novel drug candidates in clinical trials for the treatment and diagnosis of cancer. The company's lead immunotherapy candidate, bavituximab is in Phase III development for the treatment of second-line non-small lung cancer (the "SUNRISE trial") along with several investigator-sponsored trials evaluating other treatment combinations and additional oncology indications. The company is also advancing a molecular imaging agent, 124I-PGN650, in an exploratory clinical trial for the imaging of multiple solid tumor types. Peregrine also has in-house cGMP manufacturing capabilities through its wholly-owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and biomanufacturing services for both Peregrine and third-party customers. Additional information about Peregrine can be found at www.peregrineinc.com.

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceuticals' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the company may experience delays in the enrollment of patients in the Phase III SUNRISE trial and may not achieve its anticipated enrollment timeline, the risk that the results from the Phase III SUNRISE trial may not support a future Biologics License Application (BLA) submission, the risk that the company may not have or raise adequate financial resources to complete the Phase III SUNRISE trial or additional clinical trials, such as a breast cancer trial, the risk that data from pre-clinical studies and early stage clinical trials, including ISTs, may not correlate with the results of later stage clinical trials, the risk that data from the company's Immuno-Oncology Development Program and/or translational studies may not correlate to the results of future clinical trials, the risk that Avid's revenue growth may slow or decline, the risk that Avid may experience technical difficulties in processing customer orders which could delay delivery of products to customers and receipt of payment, and the risk that one or more existing Avid customers terminates its contract prior to completion. It is important to note that the company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Our business could be affected by a number of other factors, including the risk factors listed from time to time in our reports filed with the Securities and Exchange Commission including, but not limited to, our annual report on Form 10-K for the fiscal year ended April 30, 2014 as well as any updates to these risk factors filed from time to time in the company's other filings with the Securities and Exchange Commission. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Yervoy is a registered trademark of Bristol-Myers Squibb.

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PEREGRINE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	THREE MONTHS ENDED JANUARY 31,		NINE MONTHS ENDED JANUARY 31,
	2015	2014	2015	2014
	Unaudited	Unaudited	Unaudited	Unaudited
REVENUES:
Contract manufacturing revenue	$5,677,000	$3,885,000	$17,436,000	$15,820,000
License revenue	–	–	37,000	107,000
Total revenues	5,677,000	3,885,000	17,473,000	15,927,000

COSTS AND EXPENSES:
Cost of contract manufacturing	3,113,000	2,416,000	10,835,000	9,281,000
Research and development	11,261,000	6,649,000	31,465,000	18,910,000
Selling, general and administrative	4,325,000	4,563,000	13,503,000	12,913,000
Total costs and expenses	18,699,000	13,628,000	55,803,000	41,104,000

LOSS FROM OPERATIONS	(13,022,000)	(9,743,000)	(38,330,000)	(25,177,000)

OTHER INCOME (EXPENSE):
Interest and other income	29,000	23,000	108,000	68,000
Interest and other expense	(1,000)	(4,000)	(1,000)	(5,000)

NET LOSS	$(12,994,000)	$(9,724,000)	$(38,223,000)	$(25,114,000)

COMPREHENSIVE LOSS	$(12,994,000)	$(9,724,000)	$(38,223,000)	$(25,114,000)

Series E preferred stock accumulated dividends	(1,033,000)	–	(2,577,000)	–

Net loss attributable to common stockholders	$(14,027,000)	$(9,724,000)	$(40,800,000)	$(25,114,000)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	182,519,923	163,223,767	180,562,524	156,521,874

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.08)	$(0.06)	$(0.23)	$(0.16)

-continued-

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PEREGRINE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	JANUARY 31, 2015	APRIL 30, 2014
	Unaudited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$55,238,000	$77,490,000
Trade and other receivables, net	6,284,000	1,332,000
Inventories	6,148,000	5,530,000
Prepaid expenses and other current assets, net	934,000	1,419,000
Total current assets	68,604,000	85,771,000
Property and equipment, net	8,958,000	2,447,000
Other assets	1,559,000	2,327,000
TOTAL ASSETS	$79,121,000	$90,545,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,814,000	$2,434,000
Accrued clinical trial and related fees	3,117,000	4,433,000
Accrued payroll and related costs	3,716,000	3,837,000
Deferred revenue, current portion	5,752,000	5,241,000
Customer deposits	8,311,000	5,760,000
Other current liabilities	490,000	502,000
Total current liabilities	28,200,000	22,207,000

Deferred revenue, less current portion	–	292,000
Other long-term liabilities	1,127,000	347,000
Commitments and contingencies

STOCKHOLDERS' EQUITY:
Preferred stock- $0.001 par value; authorized 5,000,000 shares; issued and outstanding – 1,180,004 and 775,000, respectively	1,000	1,000
Common stock- $0.001 par value; authorized 325,000,000 shares; outstanding – 184,244,698 and 178,871,164, respectively	184,000	179,000
Additional paid-in capital	491,098,000	470,785,000
Accumulated deficit	(441,489,000)	(403,266,000)
Total stockholders’ equity	49,794,000	67,699,000
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$79,121,000	$90,545,000

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